Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Enable IPC Corporation

We consent to the incorporation by reference in this registration statement on Form S-8 of our independent registered public accounting firm’s report dated June 8, 2007 in Enable IPC Corporation’s Form 10-KSB for the fiscal year ended March 31, 2007, as filed with the SEC June 18, 2007, and to all references to our firm included in this registration statement.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC

Las Vegas, Nevada

October 30, 2007